UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 3, 2018

(date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 3, 2018, the Board of Directors of Sally Beauty Holdings, Inc. (the “Company”) approved a cost reduction plan designed to help fund important long-term growth initiatives. This program will entail strategic cost savings initiatives, including headcount reductions, primarily at the Company’s corporate headquarters in Denton, Texas, which represent an expansion of the restructuring plan announced this past November (“2018 Restructuring Plan”) and reflects the Company’s continued focus on streamlining operations and improving efficiencies in order to drive long-term profitable growth.

The new organizational efficiency actions are expected to generate annualized benefits in the range of $14 million to $15 million, with benefits in fiscal year 2018 in the range of $6 million to $7 million. The Company intends to reinvest these benefits to support long-term growth initiatives. It is expected that the other cost savings initiatives will generate further substantial benefits as the strategies are finalized and implemented over the balance of the current fiscal year and beyond. The charges to be incurred in connection with this plan in fiscal 2018, consisting primarily of employee separation costs and the cost of third party consultants, are expected to be in the range of $15 million to $16 million.

The restructuring actions disclosed earlier this fiscal year (focused primarily on the Company’s international operations) are still expected to generate annualized benefits in the range of $12 million to $14 million, with approximately $8 million realized in fiscal year 2018. Total restructuring charges related to the 2018 Restructuring Plan, including the international restructuring initiatives previously disclosed, are now expected in the range of $28 million to $30 million, the majority of which are expected to be recorded in the current fiscal year, including approximately $6 million that was recorded in the Company’s fiscal first quarter ended December 31, 2017.

The Company’s cost reduction plan and long-term growth strategy are described in the news release attached hereto as Exhibit 99.1.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this report which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: our ability to implement and achieve benefits from the cost reduction initiatives and reinvestment plans in multiple jurisdictions; our ability to manage the effects of our cost reduction plans including headcount reductions; possible changes in the size and components of the expected costs and charges associated with the restructuring plan; our ability to realize organizational efficiencies and expected cost savings within the anticipated time frame, if at all; our ability to successfully implement our long-term strategic and growth initiatives; and diversion of our management’s time and attention from the operation of out businesses.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2017, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description

99.1	News release reporting cost reduction plan to fund long-term growth strategy, issued by Sally Beauty Holdings, Inc. on April 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

April 4, 2018	By:	/s/ Christian A. Brickman
	Name:	Christian A. Brickman
	Title:	President and Chief Executive Officer